Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-102593, 333-104958, 333-107756 and 333-108889 on Form S-3 and Registration Statement Nos. 333-35751, 333-88635, 333-43834, 333-70952, 333-96963, 333-107008, 333-121533, 333-127662, 333-134874, and 333-145242 on Form S-8 of our reports dated March 14, 2008, relating to the financial statements and financial statement schedule of Dot Hill Systems Corp. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007, and of FASB Statement No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dot Hill Systems Corp. and subsidiaries for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
San Diego, CA
March 14, 2008